Exhibit 10.7

BIOSCRIP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
2008 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) made as of the _____ day of _______________, 20___ (the “Grant Date”) between BioScrip, Inc., a Delaware corporation (the “Company”), and [Key Employee’s or Director’s Name] (the “Awardee”).
WHEREAS the Company desires to afford the Awardee an opportunity to purchase shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) as hereinafter provided, in accordance with the provisions of the Company’s 2008 Equity Incentive Plan (as amended and restated, the “Plan”), a copy of which will be provided to Awardee upon request.
WHEREAS, the Company’s Management Development and Compensation Committee (the “Committee”) has approved the grant of the Option (defined below) to Awardee on [Date awarded].
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:
1. Grant of Option. The Company hereby grants to the Awardee the right and option (the “Option”) to purchase all or any part of [Number of Shares] shares of Common Stock (the “Shares”). The Option is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time, in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Option Agreement). It is intended that the Option granted hereunder be a non-qualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Exercise Price. The exercise price per share of the Shares under the Option shall be $[amount of grant price].
3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, the Option shall expire on [10 years from date of award] (the “Expiration Date”).  The Option shall not be exercisable on or after the Expiration Date.  Notwithstanding anything in this Option Agreement to the contrary, in the event the Awardee will not be permitted to exercise the Option on the date immediately prior to the Expiration Date because exercising the Option and selling the Common Stock acquired upon exercise of the Option would contravene applicable federal or state insider trading laws or regulations or other applicable federal or state securities laws or regulations (collectively, the “Securities Laws”) or would contravene the Company’s blackout or insider trading policies, then the term of the Option shall be extended for a period of thirty (30) days beginning on the first date that the Awardee is again permitted to exercise the Option under the Securities Laws and the Company’s blackout and insider trading policies.

4. Exercise of Option. The Option may be exercised as to one-third of the Shares (rounded to the nearest whole share) on each of the first three yearly anniversaries of the date hereof so that the Option shall be exercisable as to all Shares on the third such anniversary of the date hereof. Options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan and in this Option Agreement (including without limitation Paragraph 8 below), until the expiration of the term of the Option as set forth in Paragraph 3 or until other termination of the Option.
5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised upon written notice to the Company or the securities broker then designated by the Company, the form of such notice shall be provided by the Company upon request. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof and shall be accompanied by payment of the full Option price of such shares.
The Option price shall be paid to the Company:
(a)    In cash, or in its equivalent;
(b)    In Company Common Stock previously acquired by the Awardee, provided that if such shares of Common Stock were acquired through exercise of an ISO or NQSO or of an option under a similar plan, such shares have been held by the Awardee for a period of more than 12 months on the date of exercise;
(c)    In Company Common Stock newly acquired by the Awardee upon exercise of the Option; or
(d)    In any combination of (a), (b) and (c) above.
In addition, the Option price may also be paid (i) through any cashless exercise procedure then available to any other Director or Key Employee (as defined in the Plan); or (ii) by withholding Company Common Stock otherwise issuable in connection with the exercise of the Option.
In the event such Option price is paid, in whole or in part, in Company Common Stock, the portion of the Option price so paid with Company Common Stock shall be equal to the “fair market value” of such shares of Company Common Stock on the date of exercise of the Option, as such “fair market value” is determined as set forth in the Plan.
Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Awardee and if the Awardee shall so request in the notice exercising the Option, shall be registered in the name of the Awardee and the Awardee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Awardee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.
6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Awardee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Awardee that such registration is no longer effective, or unless counsel to the Company shall be otherwise satisfied that the Awardee would be permitted under applicable law to immediately resell shares acquired upon the exercise of the Option, it shall be a condition to any exercise of the Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.
7. Non-Transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Awardee otherwise than by the laws of descent and distribution or in accordance with the procedures set forth in Section 12 of the Plan. During the lifetime of the Awardee the Option shall be exercisable only by the Awardee or by Awardee’s guardian or legal representative or Awardee’s permitted assignee or transferee.
8. Termination of Employment. If the Awardee’s employment with the Company and all Affiliates (as defined in the Plan), is terminated for any reason (including death or disability) prior to the Expiration Date of the Option as set forth in Paragraph 3, the Option may be exercised, to the extent of the number of shares with respect to which the Awardee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Awardee (or, in case of Awardee’s disability, by the Awardee’s legal representative or, in case of Awardee’s death, by the Awardee’s estate, personal representative or beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of Awardee’s death) at any time on or prior to ninety (90) days (the “Post-Termination Period”) following the date of termination of employment for any reason (provided, that the Post-Termination Period shall be twelve (12) months following the date of termination in the event the Awardee’s employment was terminated due to death or disability), subject to extension pursuant to Paragraph 3, unless a longer period of time is set forth in any severance agreement or other agreement then in effect between the Company and the Awardee. In the event of a Change in Control (as defined in the Plan), the Option shall be exercisable for the period of time set forth in Section 16 of the Plan unless a longer period of time is set forth in any severance agreement or other agreement then in effect between the Company and the Awardee.

9. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.
If the exercise of the Option is subject to the withholding requirements of applicable federal tax laws, the Committee may permit the Awardee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the minimum federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Awardee recognizes ordinary income with respect to such exercise) (the “Determination Date”). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local income tax withholding requirements. In the event shares of Common Stock previously acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Awardee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such shares of Common Stock were previously acquired through exercise of an NQSO or of an option under a similar plan, such option was granted to the Awardee at least six months prior to the Determination Date.
10. Governing Law. This Option Agreement shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Awardee has hereunto set his hand and seal, all on the day and year first above written.

BIOSCRIP, INC.

By:    ____________________________________
Kimberlee C. Seah, SVP & General Counsel

ACCEPTED AND AGREED TO:

__________________________________________
[NAME], Awardee